UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2007

Exact Name of Registrant as specified in its charter;
Commission	State of Incorporation;	IRS Employer
File Number	Address and Telephone Number	Identification No.

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2007, Illinois Power Company, d/b/a AmerenIP (the “Company”), a wholly-owned subsidiary of Ameren Corporation, issued and sold $250,000,000 principal amount of its 6.125% Senior Secured Notes due 2017 (the “Notes”) with registration rights in a private placement transaction.  The Notes were issued under the Company’s Indenture dated as of June 1, 2006 between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).  The Notes will mature on November 15, 2017.  The Company will pay interest on the Notes on May 15 and November 15 of each year.  The first such payment will be made on May 15, 2008.  The Company may at any time and from time to time redeem all or a portion of the Notes at a make-whole redemption price.  The Company will use the net proceeds from the sale of the Notes to repay short-term debt.

The Notes will be secured by a related series of the Company’s mortgage bonds issued and delivered by the Company to the trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, as supplemented by the Supplemental Indenture dated as of November 15, 2007 between the Company and The Bank of New York Trust Company, N.A. (formerly BNY Midwest Trust Company, successor to Harris Trust and Savings Bank), as mortgage trustee (the “Mortgage”).  Accordingly, the Notes will be secured ratably with the Company’s mortgage bonds in the collateral pledged to secure such bonds.

The Indenture contains default provisions relating to failure to make required payments on any senior secured debt securities of the Company when due and payable (including the Notes), default in the performance or breach of any other covenants of the Company for 60 days after notice and certain events in bankruptcy, insolvency or reorganization.  The Mortgage contains default provisions relating to failure to make required payments on any outstanding mortgage bonds, default in the performance of other covenants for 60 days after notice, certain events in reorganization, bankruptcy, insolvency or receivership and the occurrence of a default under the Mortgage.

If an event of default under the Indenture occurs and is continuing, the trustee under the Indenture, or the holders of 33% of the outstanding senior secured debt securities of the Company (including the Notes), may declare the principal and interest on such senior secured debt securities due and payable immediately.  Upon such acceleration, the mortgage bonds securing the Notes and any other mortgage bonds securing senior secured debt securities of the Company will be immediately redeemable upon demand of the trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date.

The Company has agreed to file an exchange offer registration statement and/or, under certain circumstances, a shelf registration statement pursuant to a registration rights agreement with the initial purchasers of the Notes.  If the Company fails to comply with certain obligations under the registration rights agreement, it will be required to pay additional interest at the rate of 0.25% per year on the Notes for the period of non-compliance (plus an additional 0.25% per year from and during any period in which such non-compliance continues for more than 90 days, up to a maximum rate of 0.50% per year).

This combined Form 8-K is being filed separately by Ameren Corporation and the Company (each, a “registrant”).  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits.

**4.1

Indenture dated as of June 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee, relating to the Notes (Annual Report on Form 10-K for the year ended December 31, 2006, Exhibit 4.96).

*4.2	Company Order establishing the Notes, including forms of global and definitive notes.

**4.3

General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 between the Company and The Bank of New York Trust Company, N.A. (formerly BNY Midwest Trust Company, successor to Harris Trust and Savings Bank), as trustee (Annual Report on Form 10-K for the year ended December 31, 2006, Exhibit 4.85).

*4.4

Supplemental Indenture dated as of November 15, 2007 by and between the Company and The Bank of New York Trust Company, N.A. (formerly BNY Midwest Trust Company), as trustee, relating to the Mortgage Bonds, Senior Notes Series BB securing the Notes.

*                                         Filed herewith.

**                                  Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)
	By	/s/ Martin J. Lyons

Name:

           Martin J. Lyons

	Title:	Vice President and Controller
(Principal Accounting Officer)

ILLINOIS POWER COMPANY
(Registrant)

	By	/s/ Martin J. Lyons

Name:

           Martin J. Lyons

	Title:	Vice President and Controller
(Principal Accounting Officer)

Date: November 20, 2007

Exhibit Index

Exhibit No.	Description

**4.1

Indenture dated as of June 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee, relating to the Notes (Annual Report on Form 10-K for the year ended December 31, 2006, Exhibit 4.96).

*4.2	Company Order establishing the Notes, including forms of global and definitive notes.

**4.3

General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 between the Company and The Bank of New York Trust Company, N.A. (formerly BNY Midwest Trust Company, successor to Harris Trust and Savings Bank), as trustee (Annual Report on Form 10-K for the year ended December 31, 2006, Exhibit 4.85).

*4.4

Supplemental Indenture dated as of November 15, 2007 by and between the Company and The Bank of New York Trust Company, N.A. (formerly BNY Midwest Trust Company), as trustee, relating to the Mortgage Bonds, Senior Notes Series BB securing the Notes.

*                                         Filed herewith.

**                                  Incorporated by reference herein as indicated.